Exhibit 99.1

First Data Reports First Quarter 2014 Financial Results

•                  First quarter consolidated revenue of $2.6 billion, up 2%; adjusted revenue of $1.6 billion, up 2%

•                  First quarter net loss attributable to First Data was $201 million, a 41% improvement over prior year

•                  Adjusted EBITDA of $614 million, up 18%; EBITDA margin expanded 500 basis points

•                  Partnered with Visa and MasterCard on Common EMV Debit Solution

•                  Brought best-in-class minds in security together to host Cyber Security Symposium

•                  Rolled Out Small Business Solutions at TRANSACT 14

ATLANTA, April 30, 2014 — First Data Corporation today reported its financial results for the first quarter ended March 31, 2014. Consolidated revenue for the first quarter was $2.6 billion, up $49 million, or 2%, compared to a year ago, primarily driven by a $30 million increase in reimbursable debit network fees, postage and other, and an increase in card services revenue. Adjusted revenue, which excludes certain items including debit network fees, was up 2% year-over-year at $1.6 billion.

For the first quarter, the net loss attributable to First Data was $201 million, compared to a loss of $337 million a year ago on a $93 million improvement in operating income. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $614 million, up $93 million, or 18%, compared to $520 million in the first quarter of 2013, driven by an improvement in revenue and operating expenses. EBITDA margin for the quarter was 37%, up 500 basis points versus prior year.

For the quarter, the company had a net use of $44 million in cash flow from operations after $603 million in cash interest payments. The company finished the quarter with $758 million in unrestricted liquidity.

“First Data delivered a very good quarter, generating double-digit EBITDA growth with solid top line growth in International and steadily improving results in Financial Services,” said First Data Chairman and CEO Frank Bisignano. “We are winning in the marketplace, and we are running the company better — increasing operating effectiveness and efficiency, resulting in better client delivery and margin expansion across the business.”

Segment Results

The company has changed the name of the Retail and Alliance Services segment to Merchant Solutions, reflecting the company’s ongoing transformation from a processing company to a solutions and technology provider.

Merchant Solutions segment revenue for the first quarter was $856 million, down $5 million, compared to $861 million in the same quarter of 2013. Merchant acquiring revenue was flat on higher volumes offset by lower yield. Transaction growth was 5%, and credit mix was 71%. Average ticket was $78, up 1% compared to a year ago. Product revenue was down 2% due to the continued decline in check processing, offset by growth in equipment revenue. Segment EBITDA was $370 million, up 4% compared to $354 million in the same quarter of 2013. Cost reductions in core operations drove the EBITDA improvement. EBITDA margin for the first quarter was 43%. During the quarter Merchant Solutions added 22 new independent sales organizations, 19 bank referral agreements and one revenue sharing alliance.

Financial Services segment revenue for the first quarter was $349 million, up 5% compared to the same quarter of 2013 on new business and volume growth. The prior year quarter was also negatively impacted by 1% for a price concession to resolve a customer dispute. Average active card accounts on file were up 15% compared to the prior year, primarily driven by new card portfolios and organic growth. Debit issuer transactions were up 1% year-over-year. Segment EBITDA was $173 million, up $40 million or 30%, compared to $133 million in the same quarter of 2013, as a result of cost reductions and revenue growth mentioned above. EBITDA margin for the first quarter improved to 50%. During the quarter Financial Services renewed more than 250 contracts with financial institutions.

International segment revenue for the first quarter was $421 million, up $12 million, or 3%, compared to $409 million. On a constant currency basis, segment revenue was up $29 million, or 7%. Merchant acquiring revenue grew 5% on higher volumes while issuing revenue grew 9% on organic growth and new card portfolios. Segment EBITDA was $128 million, up $28 million, or 28%, compared to the same quarter of 2013. On a constant currency basis, segment EBITDA was up $39 million. Two expense credits, an operating tax credit and a gain on the revaluation of settlement assets, favorably impacted EBITDA by $21 million. EBITDA margin for the first quarter was 30%.

Recent Events

Rolled Out Small Business Solutions

On April 9, First Data rolled out Small Business Solutions (SBS), a new solution designed to help SMBs better manage their business. The new SBS is integrated into Clover Station, First Data’s open, cloud-based platform, which allows SMBs to manage inventory, track revenues and generate reports that distill transaction data into powerful intelligence. Merchants can customize and grow their Clover Station’s capabilities by adding apps from the ever-expanding Clover App Market. The SBS also includes features such as analytics, TransArmor and Perka, a cloud-hosted mobile loyalty marketing program. The SBS gives a small business everything they need to accept payments and run their business more efficiently.

Announced Partnerships with Visa and MasterCard for EMV Solution

During the quarter First Data announced separate agreements with Visa and MasterCard in which First Data’s STAR® Network will participate in each card network’s common U.S. Debit EMV solution. These agreements, combined with other recent industry announcements, provide a cost-effective solution to issuers, acquirers and merchants, and accelerate the ability for EMV functionality to be implemented across the U.S.

Cyber Security Summit

On March 17 and 18 First Data hosted a Cyber Security Symposium in New York, assembling a broad contingent of our colleagues and clients, as well as media and industry analysts, for an investigation into how businesses can defend themselves against cyber-attacks. The purpose was simple, to bring these parties together in order to build an ecosystem of protection against the common threat of cybercrime.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host a conference call and webcast on Wednesday, April 30, 2014, at 10:00 a.m. EDT to review the first quarter 2014 financial results. Chairman and Chief Executive Officer Frank Bisignano and Chief Financial Officer Ray Winborne will lead the call.

The call will be webcast on the “Investor Relations” section of the First Data website at http://investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

To listen to the call, dial 800-708-4540 (U.S.) or 847-619-6397(outside the U.S.); pass code 36916432, at least 10 minutes prior to the start of the call.

A replay of the call will be available through May 14, 2014, at 888-843-7419 (U.S.) or 630-652-3042 (outside the U.S.); pass code 36916432 and at http://investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive client revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction. More information about the company is available on FirstData.com as well as on Twitter, LinkedIn, Facebook and YouTube.

Contact:

Laura Ford Barefoot

Vice President, Communications

First Data

404-890-2300

mediarelations@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended March 31,
	2014	2013	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$941.9	$943.1	0%
Check services	66.1	72.4	-9%
Card services	437.5	406.8	8%
Other services	116.2	121.4	-4%
Product sales and other	203.7	202.4	1%
Reimbursable debit network fees, postage and other	874.9	844.8	4%
	2,640.3	2,590.9	2%

Expenses:
Cost of services (exclusive of items shown below)	645.8	718.7	-10%
Cost of products sold	80.1	82.6	-3%
Selling, general and administrative	486.2	463.3	5%
Reimbursable debit network fees, postage and other	874.9	844.8	4%
Depreciation and amortization	265.3	272.2	-3%
Other operating expenses:
Restructuring, net	3.5	18.2	NM
	2,355.8	2,399.8	-2%
Operating profit	284.5	191.1	49%

Interest income	3.0	2.7	11%
Interest expense	(467.1)	(469.0)	0%
Other income (expense) (b)	0.9	0.3	NM
	(463.2)	(466.0)	-1%

Loss before income taxes and equity earnings in affiliates	(178.7)	(274.9)	-35%

Income tax expense	36.6	61.6	-41%
Equity earnings in affiliates (a)	50.4	37.7	34%
Net loss	(164.9)	(298.8)	-45%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	35.6	38.6	-8%
Net loss attributable to First Data Corporation	$(200.5)	$(337.4)	-41%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended March 31,
	2014	2013	Change
Segment Revenues (c):
Merchant Solutions	$856.4	$861.4	-1%
Financial Services	348.7	330.6	5%
International	421.3	408.6	3%
Subtotal segment revenues	1,626.4	1,600.6	2%
All Other and Corporate	31.9	29.7	7%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(1.0)	(1.7)	NM
Eliminations of intersegment revenues	(16.2)	(15.5)	NM
Adjusted revenue	1,641.1	1,613.1	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	0.8	15.5	NM
Official check and money order revenues (d)	1.0	1.7	NM
ISO commission expense (g)	122.5	115.8	6%
Reimbursable debit network fees, postage and other	874.9	844.8	4%
Consolidated revenues	$2,640.3	$2,590.9	2%

Segment EBITDA (h):
Merchant Solutions	$369.6	$354.2	4%
Financial Services	173.0	133.1	30%
International	128.4	100.4	28%
Subtotal segment EBITDA	671.0	587.7	14%
All Other and Corporate	(57.5)	(67.3)	-15%
Adjusted EBITDA	613.5	520.4	18%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	3.7	3.1	NM
Depreciation and amortization	(265.3)	(272.2)	-3%
Interest expense	(467.1)	(469.0)	0%
Interest income	3.0	2.7	11%
Other items (i)	(6.8)	(22.0)	-69%
Income tax expense	(36.6)	(61.6)	-41%
Stock based compensation	(29.1)	(9.2)	NM
Official check and money order EBITDA (d)	0.6	1.3	NM
Costs of alliance conversions (j)	(6.8)	(22.6)	NM
KKR related items (k)	(6.4)	(8.1)	NM
Debt issuance costs (l)	(3.2)	(0.2)	NM
Net loss attributable to First Data Corporation	$(200.5)	$(337.4)	-41%

Segment depreciation and amortization (a):
Merchant Solutions	$108.1	$106.0	2%
Financial Services	79.6	80.3	-1%
International	63.1	70.2	-10%
Subtotal segment depreciation and amortization	250.8	256.5	-2%
All Other and Corporate	10.9	11.0	-1%
	261.7	267.5	-2%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	19.5	24.4	NM
Amortization of initial payments for new contracts	11.0	10.2	8%
Total consolidated depreciation and amortization	$292.2	$302.1	-3%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

The company has changed the name of the Retail and Alliance Services segment to Merchant Solutions. This change is reflective of the company’s transformation from a processing company to a solutions and technology provider.

(a)         Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees”  and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $15.9 million and $30.5 million for the three months ended March 31, 2014 and 2013, respectively.

(b)         Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)          Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other.  Merchant Solutions segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization (“ISO”) commissions classified as expense on a contra-revenue basis.

(d)         Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(e)          Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)           Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Merchant Solutions segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(g)          Independent Sales Organization commissions are presented as contra-revenue for Merchant Solutions segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)         Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  Merchant Solutions segment EBITDA is presented on a proportionate consolidation basis.  Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)             Includes restructuring, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)            Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data operate the Bank of America N.A.’s (“the Bank”) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)         Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)             Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	March 31,	December 31,
	2014	2013
	(Unaudited)

Cash and cash equivalents	$408.5	$425.3
Current settlement assets	9,683.0	7,541.8
Long-term settlement assets	21.3	15.2
Total assets	37,158.2	35,239.8

Short-term and current portion of long-term borrowings	474.0	146.3
Settlement obligations	9,700.2	7,553.4
Long-term borrowings	22,549.1	22,556.8
Total liabilities	35,619.8	33,477.9

Redeemable noncontrolling interest	70.6	69.1

Total First Data Corporation stockholder’s deficit	(1,699.9)	(1,489.6)
Noncontrolling interests	3,167.7	3,182.4
Total equity	1,467.8	1,692.8

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended March 31,	Three months ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)

Source/(Use) of cash
Net cash (used in) provided by operating activities	$(44.1)	$69.2

Net cash used in investing activities	(112.5)	(84.6)

Net cash provided by (used in) financing activities	146.4	(155.0)

Supplemental cash flow data
Cash interest payments on long-term debt (a)	603	473

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2014 and 2015 (a) (b)

Estimated
cash interest payments
Three months ended	on Long-term Debt
(Unaudited)
March 31, 2014 (actual)	$603
June 30, 2014	265
September 30, 2014	630
December 31, 2014	265
$1,763

Year ended December 31, 2015	$1,825

(a)         For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)         This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.”  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

FIRST DATA CORPORATION
FINANCIAL COVENANT CALCULATION
(Unaudited)

As of March 31, 2014, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,564.1 million, Consolidated EBITDA of $2,985.5 million and a Ratio of 4.21 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended March 31, 2014
Net loss attributable to First Data Corporation	$(732.2)
Interest expense, net (1)	1,867.4
Income tax expense	61.5
Depreciation and amortization (2)	1,202.0
EBITDA (16)	2,398.7

Stock based compensation (3)	58.0
Restructuring, net (4)	56.4
Non-operating foreign currency (gains) and losses (5)	17.2
Derivative financial instruments (gains) and losses (6)	24.9
Official check and money order EBITDA (7)	(2.0)
Cost of alliance conversions and other technology initiatives (8)	52.3
KKR related items (9)	20.7
Debt issuance costs (10)	8.3
Litigation and regulatory settlements (11)	19.2
Projected near-term cost savings and revenue enhancements (12)	147.7
Net income attributable to noncontrolling interests and redeemable noncontrolling interest (13)	174.0
Equity entities taxes, depreciation and amortization (14)	9.0
Other (15)	1.1
Consolidated EBITDA (16)	$2,985.5

(1)                                 Includes interest expense and interest income.

(2)                                 Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $42.3 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $75.3 million.

(3)                                 Stock based compensation recognized as expense.

(4)                                 Restructuring charges in connection with management’s alignment of the business with strategic objectives and the departure of executive officers.

(5)                                 Represents net gains and losses related to currency translations on certain intercompany loans and euro-denominated debt.

(6)                                 Represents fair market value adjustments for cross-currency swaps and interest rate swaps that are not designated as accounting hedges.

(7)                                 Represents an adjustment to exclude the official check and money order businesses from EBITDA due to wind down of these businesses.

(8)                                 Represents costs directly associated with the strategy to have First Data operate Bank of America N.A.’s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(9)                                 Represents KKR annual sponsorship fees for management, financial and other advisory services.

(10)                          Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying First Data’s debt structure.

(11)                          Represents settlements of litigation or regulatory matters.

(12)                          Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 8, the Banc of America Merchant Services (“BAMS”) alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(13)                          Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.

(14)                          Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.

(15)                          Includes items such as investments gains and losses, divestitures, impairments and other as applicable to the period presented.

(16)                          EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of First Data’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that First Data does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 12 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments.  Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future.  Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues.  Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA.  Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates.  Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended March 31,
	2014	2013	Change
International
Segment revenue	$421.3	$408.6	3%
Foreign exchange impact (1)	16.5
Segment revenue on a constant currency basis	$437.8	$408.6	7%

	Three months ended March 31,
	2014	2013	Change
International
Segment revenue - merchant acquiring	$207.9	$201.1	3%
Foreign exchange impact (1)	3.5
Segment revenue - merchant acquiring on a constant currency basis	$211.4	$201.1	5%

	Three months ended March 31,
	2014	2013	Change
International
Segment revenue - card issuing	$213.4	$207.5	3%
Foreign exchange impact (1)	13.0
Segment revenue - card issuing on a constant currency basis	$226.4	$207.5	9%

	Three months ended March 31,
	2014	2013	Change
International
Segment EBITDA	$128.4	$100.4	28%
Foreign exchange impact (1)	10.5
Segment EBITDA on a constant currency basis	$138.9	$100.4	38%

(1) Foreign exchange impact represents the difference between actual 2014 revenue and 2014 revenue calculated using 2013 exchange rates.

	Three months ended December 31,
	2013	2012	Change
International
Segment revenue	$421.3	$408.6	3%
Less license fees		-14.5
Adjusted segment revenue	$421.3	$394.1	6.90%

	Three months ended December 31,
	2013	2012	Change
International
Segment revenue - card issuing	$226.4	$207.5	9%
Less license fees		-14.5
Segment revenue - card issuing on a constant currency basis	$226.4	$193.0	17%

	Three months ended December 31,
	2013	2012	Change
International
Segment EBITDA	$128.4	$100.4	28%
Less license fees		-14.5
Adjusted Segment EBITDA	$128.4	$85.9	49%

	Three months ended December 31,
	2013	2012	Change
International
Segment EBITDA on a constant currency basis	$138.9	$100.4	38%
Less license fees		-14.5
Adjusted Segment EBITDA on a constant currency basis	$138.9	$85.9	62%